Exhibit 99.2

FIRST AMENDMENT TO REGISTRATION RIGHTS AGREEMENT

THIS FIRST AMENDMENT TO REGISTRATION RIGHTS AGREEMENT (this “Amendment”) is made and entered into effective as of the 1st day of July, 2009 by and among FNDS3000 Corp., a Delaware corporation (the “Company”), and Sherington Holdings, LLC (the “Investor”). Capitalized terms not otherwise defined herein shall have the meaning set forth in the Agreement (as defined below).

W I T N E S S E T H

WHEREAS, the Company and the Investor have entered into that certain Registration Rights Agreement, dated as of January 6, 2009 (the “Agreement”); and

WHEREAS, the Parties wish to correct the name of the Company as referenced in the Agreement; and

WHEREAS, the Parties have amended and restated that certain warrant issued by the Company to Investor on January 6, 2009 to change the amount of shares initially issuable upon the exercise of the warrant (as may be adjusted pursuant to the terms of the Amended and Restated Warrant dated as of the dated hereof, the “Warrant Shares); and

WHEREAS, the Parties have amended and restated that certain promissory note from the Company to Investor dated as of January 6, 2009 to provide that the principal amount of $1,000,000 shall be initially convertible into 5,714,286 shares of common stock (as may be adjusted pursuant to the terms of the Amended and Restated Secured Convertible Promissory Note, the “Conversion Shares”)

WHEREAS, the Parties wish to provide registration rights for the benefit of the Investor and its successors and assigns with respect to: (a) the Warrant Shares and the Conversion Shares, (b) Two Million Eight Hundred Fifty Seven Thousand One Hundred Forty Three (2,857,143) shares of the Company’s Common Stock purchased by Investor on the date hereof (the “New Common Shares”); (c) shares issuable upon Investor’s exercise of a new warrant issued to Investor as of the date hereof, initially exercisable for the purchase of Two Million Eight Hundred Fifty Seven Thousand One Hundred Forty Three (2,857,143) shares of Common Stock (as may be adjusted pursuant to the terms of the New Warrant, the “New Warrant Shares”) at a price equal to twenty cents ($0.20) per share.

NOW, THEREFORE, for and in consideration of the mutual promises of the Parties as set forth herein, and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

Article 1

Amendments to the Agreement

1.1 The Agreement is hereby amended to replace “FNDS300 Corp.” in each place it appears in the with Agreement with “FNDS3000 Corp.”.

1.2 Section 1.13 of the Agreement is hereby deleted in its entirety and replaced with the following:

“1.13 “Shares” shall mean the Common Shares, the New Common Shares, the Warrant Shares, the New Warrant Shares, the Conversion Shares and any shares of Common Stock hereafter acquired by Investor or its affiliates, as such term is defined in the Securities Act.”

Article 2

Miscellaneous

2.1 Counterparts; Facsimile Signatures. This Amendment may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Any signature page of any such counterpart, or any electronic facsimile thereof, may be attached or appended to any other counterpart to complete a fully executed counterpart of this Amendment, and any telecopy or other facsimile transmission of any signature of a Party shall be deemed an original and shall bind such Party.

2.2 Nature of Amendment. This Amendment contains the entire agreement of the Parties with respect to the specific subject matter hereof and supersedes all prior written or oral correspondence between the Parties and their representatives (including emails) regarding the specific subject matter hereof.

2.3 Ratification of Agreement. Except as expressly set forth in this Amendment, all other provisions of the Agreement remain unchanged and in full force and effect.

2.4 Amendments. No amendment to the terms and conditions of this Amendment shall be valid and binding on the Parties unless made in writing and signed by an authorized representative of each of the Parties.

2.5 Waiver. No waiver of any provision of this Amendment, or breach hereof, shall be effective unless it is in writing, signed by the Party waiving such provision.

2.6 Governing Law. This Amendment shall be interpreted in accordance with the substantive and procedural laws of the State of Delaware, without regard to its choice of laws rules which may dictate the application of the laws of another jurisdiction.

[signatures on following page]

IN WITNESS WHEREOF, the undersigned Investor and the Company have caused this Amendment to be duly executed as of the date first above written.

FNDS3000 CORP.

By:	/s/ Joseph F. McGuire
Name:	Joseph F. McGuire
Title:	Chief Financial Officer

SHERINGTON HOLDINGS, LLC

/s/ Raymond Goldsmith
By:	Raymond Goldsmith
Title:	Chairman